UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2013

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Exide Technologies (the "Company") has received an order dated April 24, 2013 (the "Order") from the California Department of Toxic Substances Control ("DTSC") requiring the Company to suspend operations at its Vernon, California secondary lead recycling facility. The Vernon facility provides a significant portion of the Company’s domestic lead requirements. The DTSC alleges that the Company's underground stormwater system is not in compliance with State of California requirements and alleges the Company’s furnace emissions are not meeting applicable DTSC health risk standards. The Company intends to comply with the Order and suspend operations while evaluating its legal and regulatory remedies. At the present time, the Company is unable to determine how long the suspension of operations at the Vernon facility will last or whether the suspension will have a material impact on the Company’s consolidated results or operations. The Company is evaluating its ability to purchase lead on the open market and seeking to negotiate tolling arrangements with third party lead recyclers to provide some or all of the lead requirements otherwise sourced from the Vernon facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

April 25, 2013	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer